SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                                  FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 1999
                                              -------------------
                  Commission File Number 1-6392
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                 PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
                          --------------------
(Exact name of registrant as specified in its charter)


NEW HAMPSHIRE                    	  1-6392			      02-018150
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 (State or other jurisdiction of     (Commission		 (I.R.S. Employer
incorporation or organization)         	File No.)		  Identification No.)


1000 ELM STREET, MANCHESTER, NEW HAMPSHIRE 03105
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(Address of principal executive offices)                        (Zip Code)

(Registrant's telephone number, including area code)	(603) 669-4000


(Former name or former address, if changed since last report)  Not
Applicable



Item 5. Other Events.


 	On December 2, 1999, Northeast Utilities (NU) and its subsidiaries, The Connecticut Light and Power Company (CL&P), Western Massachusetts Electric Company (WMECO) and Public Service Company of New Hampshire (PSNH), agreed in principle with Central Maine Power Company (CMP), a wholly-owned subsidiary of CMP Group, to settle various arbitration and litigation claims arising out of the operation of the Millstone 3 nuclear power plant. These claims had been asserted by CMP and the other non-NU owners of Millstone 3 in August
1997 and concerned an extended outage at the unit that began in 1996. The proposed settlement would involve the payment of fixed and contingent amounts to CMP and is subject to the execution of a definitive agreement. The settlement is not contingent upon acceptance by the other non-NU owners.
CL&P, WMECO and PSNH own approximately 68% of Millstone 3, and CMP owns approximately 2.5% of the unit. NU, CL&P and WMECO reached similar settlements with two other joint owners of Millstone 3, New England Power Company and Montaup Electric Company, who collectively own 16% of the unit, in October, 1999.

	Reference is made to Item 1, "Business-Nuclear Generation," and to Item 3, "Legal Proceedings," in NU's, CL&P's and WMECO's Form 10-K for 1998 and
Form 8-K dated October 27, 1999 for further discussion of the joint owners' Millstone 3 claims and the related settlement.


SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
                     	 (registrant)

				 			/S/ David A. McHale
                David A. McHale
            Vice President and Treasurer

Date:	January 21, 2000